RULE 14A-101 SCHEDULE 14A.  Information Required in Proxy Statement.

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934 (Amendment No.   )

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Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(3)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Longview Fibre Company
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(Name of Registrant as Specified In Its Charter)


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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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                           LONGVIEW FIBRE COMPANY

                              End of Fibre Way
                                P. O. Box 639
                        Longview, Washington 98632


                   Notice of Annual Meeting of Shareholders


To The Shareholders of Longview Fibre Company:

Notice is hereby given that the Annual Meeting of Shareholders of Longview Fibre Company (the "Company") will be held at 10:00 o'clock a.m., local time, on Tuesday, January 28, 1997, at the office of the Company, End of Fibre Way, Longview, Washington 98632 for the following purposes:

(1)	To elect four Class I directors; and

(2)	To transact such other business as may properly come before the meeting.

Only shareholders of record on the books of the Company at the close of business on December 2, 1996, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors


L. J. Holbrook
Senior Vice President-Finance,
Secretary and Treasurer

Longview, Washington
December 16, 1996

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                        YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying Proxy Statement.
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                      LONGVIEW FIBRE COMPANY

                   __________________________

                        PROXY STATEMENT
                   __________________________


                 INFORMATION REGARDING PROXIES

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Longview Fibre Company (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, January 28, 1997, at 10:00 o'clock a.m., local time, at the office of the Company, End of Fibre Way, Longview, Washington 98632 and at any adjournments thereof. Only shareholders of record on the books of the Company at the close of business on December 2, 1996 (the "Record Date"), will be entitled to notice of and to vote at the meeting.

It is anticipated that these proxy solicitation materials and a copy of the Company's 1996 Annual Report will be sent to shareholders on or about December 16, 1996.

If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted as set forth therein. In the absence of instructions to the contrary, such shares will be voted in favor of the proposals set forth therein. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to L. J. Holbrook, Senior Vice President-Finance, Secretary and Treasurer of the Company, by executing another proxy dated as of a later date or by voting in person at the meeting.

                  VOTING SECURITIES AND PRINCIPAL HOLDERS

The only voting securities of the Company are shares of Common Stock, $1.50 ascribed value (the "Common Stock"), each of which is entitled to one vote.
At the Record Date, there were issued and outstanding 51,699,697 shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and the Company's charter documents, if a quorum is present, the four nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected directors. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of calculating a quorum, but will otherwise have no effect on the election of directors.

Information concerning persons known to the Company to be the beneficial owners of more than 5% of its outstanding shares of Common Stock and directors
and executive officers as a group is set forth below.   Based on data compiled
by management and a review of shareholders of record as of the Record Date, the Company believes that members of the founding families, consisting of the Wollenberg family and the Wertheimer family, and present and former employees own in the aggregate approximately 25% of the outstanding shares of Common Stock. Information concerning the shares of Common Stock beneficially owned by directors, nominees and each executive officer named in the Summary Compensation Table is included in the table under the caption "Election of Directors."



                                              Common Stock         % of Shares
Name                                          Beneficially Owned   Outstanding
-------------------------------------------   ------------------   -----------
Pioneering Management Corporation (1)
60 State Street
Boston, MA  02109-1820                        3,878,700             7.5%

R. E. Wertheimer - Executive Vice President
and Director (2)
Longview Fibre Company
120 Montgomery Street, Suite 2200
San Francisco, California 94104               3,519,923             6.8%

Directors and executive officers
as a group (12 persons)                       5,239,887            10.1%
(Including R. E. Wertheimer)
________________________________
(1) Based upon a Schedule 13G dated January 26, 1996, filed by Pioneering Management Corporation ("Pioneering"), a registered investment advisor, Pioneering has sole voting and shared dispositive power with respect to all shares shown.

(2) R. E. Wertheimer holds sole voting and dispositive power with respect to 2,001,898 shares and shared voting and dispositive power in his capacity as co-trustee with respect to 1,476,475 shares held for the benefit of family members, and disclaims any beneficial interest with respect to 41,550 shares beneficially owned by members of his immediate family.

                              ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of eleven directors divided into three classes: Class I, Class II and Class III. Each class is to be as nearly equal in number as possible. At the 1997 Annual Meeting, four Class I directors will be elected to serve for terms of three years each expiring in the year 2000. The remaining seven directors are divided into two classes of four Class II directors and three Class III directors whose terms expire in 1998 and 1999, respectively. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Bylaws of the Company.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the four nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information, as of the Record Date, concerning nominees for election at the 1997 Annual Meeting and the other directors of the Company. The names of nominees are listed under the heading "Nominees For Election" and continuing members of the Board of Directors are listed under the heading "Directors Whose Term Continues."



                              NOMINEES FOR ELECTION
                                Class I Director
                            (Term to Expire in 2000)
                                                 Served   Common       % of
                      Principal Occupation and   as       Stock        Shares
                      Directorships of Other     Director Beneficially Out-
Nominees         Age  Public Companies           Since    Owned        standing
---------------- ---- -------------------------- -------- ------------ --------
David A. Wollenberg
(1)(2)           49   President, The Cortana        1979      302,480      *
                      Corporation
                      (real estate investment),
                      Menlo Park, California

David L. Bowden
                 61   Senior Vice President-Timber  1990       13,868      *

Richard H. Wollenberg
(1)(3)           43   Senior Vice President-        1995      347,954      *
                      Production, Western Container
                      Division

Richard J. Parker
                 48   Senior Vice President-                      243      *
                      Production and Mill Manager

                         DIRECTORS WHOSE TERM CONTINUES
                              Class II Directors
                           (Terms to Expire in 1998)
                                                  Served   Common       % of
                      Principal Occupation and   as       Stock        Shares
                      Directorships of Other     Director Beneficially Out-
Names            Age  Public Companies           Since    Owned        standing
---------------- ---- -------------------------- -------- ------------ --------
Robert E. Wertheimer
(4)              68   Executive Vice President      1956     3,519,923   6.8%

Donald C. Stibich
                 65   Senior Vice President-        1981        14,984     *
                      Paper Sales
C. Harper Monroe
                 76   Senior Partner of Monroe,     1988         3,000     *
                      DeFrancisco & Lampitt, P.S.
                      (Certified Public Accountants),
                      Longview, Washington

Lisa J. Holbrook
                 41   Senior Vice President-Finance, 1992           610    *
                      Secretary amd Treasurer

                               Class III Directors
                            (Terms to Expire in 1999)

Richard P. Wollenberg
(1)(5)(6)        81   Chairman of the Board,         1946     1,022,427  2.0%
                      President and Chief
                      Executive Officer

Robert B. Arkell 65   Vice President-Industrial      1986         3,071    *
                      Relations and General
                      Counsel

M. Alexis Dow    47   Elected Auditor, Metro         1988         2,000    *
                      Regional Government,
                      Oregon 1995; formerly
                      Certified Public	Accountant,
                      M. Alexis Dow, C.P.A.,
                      Portland,	Oregon - 1986-1995
_______________________
*	Does not exceed 1%.

(1) D. A. Wollenberg and R. H. Wollenberg are the sons of R. P. Wollenberg.
(2) Includes 93,520 shares beneficially owned by members of D. A. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.
(3) Includes 84,430 shares beneficially owned by members of R. H. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.
(4) R. E. Wertheimer holds sole voting and dispositive power with respect to 2,001,898 shares and shared voting and dispositive power in his capacity as co-trustee with respect to 1,476,475 shares held for the benefit of family members, and disclaims any beneficial interest with respect to 41,550 shares beneficially owned by members of his immediate family.
(5) Trustee of the following seven mutual funds: The Oregon Municipal Bond Fund, Inc.; The Crabbe Huson Asset Allocation Fund, Inc.; The Crabbe Huson Equity Fund, Inc.; The Crabbe Huson Income Fund, Inc.; The Crabbe Huson U. S. Government Income Fund, Inc.; The Crabbe Huson Money Market Fund, Inc.; and The Crabbe Huson Real Estate Investment Fund. Director of the Crabbe Huson Special Fund, Inc.
(6) Includes 222,450 shares owned by Leone B. Wollenberg, wife of R. P. Wollenberg, as to which shares Mr. Wollenberg disclaims any beneficial interest. Does not include 2,186,230 shares owned by The Wollenberg Foundation of which Mr. Wollenberg is one of three trustees and shares the power to vote the shares held by the Foundation.

Board of Directors and Committees
---------------------------------
The Board of Directors of the Company held five meetings during the fiscal year ended October 31, 1996. The current directors attended at least 75% of all meetings of the Board of Directors and committees to which he or she was assigned that were held during fiscal year 1996.

The Board of Directors has an Executive Committee which, in addition to other duties, performs the functions of Nominating and Compensation Committees. Messrs. R. E. Wertheimer, R. P. Wollenberg and D. L. Bowden served on the Executive Committee the entire year, and D. C. Stibich served as an alternate member. The Committee met once during the year to consider and recommend nominees for election to the Board of Directors and once during the year to consider and recommend officers' compensation.

The Board of Directors has an Audit Committee which, in addition to other duties, has and may exercise the following powers: to make recommendations to the Board of Directors regarding the selection of the Company's independent accountants; to review the scope, direction, timetable and schedule of audits conducted by the Company's independent accountants; to review the results of such audits; to review the Company's system of internal financial controls; and such additional powers as may be conferred upon the Audit Committee from time to time by the Board of Directors. The Committee currently consists of two outside directors, M. A. Dow and C. H. Monroe. The Committee held four meetings during fiscal year 1996.

Directors who are not officers of the Company receive an annual fee of $6,000. In addition, Audit Committee members receive an annual fee of $1,200. The Company reimburses directors for reasonable out-of-pocket expenses when incurred.

                    EXECUTIVE  OFFICER  COMPENSATION

Compensation Committee Report
-----------------------------
The Executive Committee of the Board of Directors performs the functions of the Nominating and Compensation Committees. The Executive Committee is comprised of R. P. Wollenberg, Chief Executive Officer, President and Chairman of the Board; R. E. Wertheimer, Executive Vice President; and D. L. Bowden, Senior Vice President. The Committee reviews and recommends to the Board compensation levels for all executive officers.

The Company is managed to maximize long-term shareholder return. Due to the cyclicality of the industry, short-term performance is not relevant other than in comparing the Company's relative performance to appropriate competitors. The Company believes its executive officers are compensated based on long-term corporate performance and that its compensation policies, which are explained below, support the Company's philosophy of maximizing long-term shareholder return and are adequate to attract and retain key officers.

The Company believes that bonuses based on annual performance provide incentives to maximize short-term results to the detriment of long-term results. Further, profit-linked bonuses may reward or penalize officers for results affected by externalities beyond the officer's control. Accordingly, the Company does not compensate employees with any form of short-term incentive compensation. Other than certain fringe benefits, officer's compensation consists of base salaries only. Salary ranges for officers are in relation to responsibility, skills required, and overall importance to the Company. The Company does not award stock options as a form of long-term incentive compensation.

Salary increases are provided in three forms. Newly promoted officers tend to start at the low end of the salary range and work up through the appropriate salary range as their individual competence grows. In most cases, the assessment is made by the Chief Executive Officer, who makes a recommendation to the Executive Committee.

All officers usually receive an annual general increase. The Company believes this practice is appropriate due to the cyclicality of the industry and the need for sustained competent and creative performance of its officers throughout the business cycle. The Committee intends the amount of the general increases to approximate increases in the cost of living over time.

Finally, general increases are supplemented by merit increases for sustained superior performance, when appropriate. The Committee makes its decision on a case-by-case basis, and it is unusual for an officer to receive a merit increase each year. The key factors considered by the Committee when making decisions on merit increases are the Committee's subjective evaluation of the officer's contributions, including corporate operating results, segment operating results, productivity improvements, quality improvements, and product and market niche development.

The Chief Executive Officer's salary is determined in the same manner as all other officers. Due to present economic conditions and corporate results, the Committee recommended a general increase of 4% for R. P. Wollenberg for 1996.

Under the Omnibus Budget Reconciliation Act of 1993, the available federal income tax deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes that no compensation paid by the Company during 1996 exceeded the $1 million limitation.

                                                  R. P. Wollenberg
                                                  R. E. Wertheimer
                                                  D. L. Bowden



Summary Compensation Table
--------------------------                        Annual
                                               Compensation
                                               ------------
                                                            All Other
Name and Principal Position            Year    Salary(1)    Compensation(2)
---------------------------            ----    ---------    ---------------
R. P. Wollenberg                       1996    $447,000     $ 31,316
Chairman of the Board, President       1995    $430,000     $ 24,925
and Chief Executive Officer            1994    $418,000     $ 16,196

R. E. Wertheimer                       1996    $238,754     $ 23,851
Executive Vice President               1995    $230,318     $ 22,590
                                       1994    $223,913     $ 16,659

D. L. Bowden                           1996    $171,400     $  9,144
Senior Vice President-Timber           1995    $156,000     $  7,609
                                       1994    $142,000     $  6,176

D. C. Stibich                          1996    $161,254     $ 15,702
Senior Vice President-                 1995    $155,318     $ 11,563
Paper Sales                            1994    $149,413     $  9,535

R. B. Arkell                           1996    $156,400     $ 14,992
Vice President-Industrial Relations    1995    $151,000     $ 12,519
and General Counsel                    1994    $143,000     $  9,714

(1) Includes salary deferred under the Longview Fibre Company Salaried Savings Plan and Trust With 401(k) Provisions; excludes retirement benefits paid pursuant to the Company's Pension Plan.

(2) Includes (a) Company contribution to savings plans in the following amounts for 1996: R. P. Wollenberg, $4,500; R. E. Wertheimer, $4,500;
    D. L. Bowden, $4,500; D. C. Stibich, $4,500; and R. B. Arkell, $4,500,
    and (b) dollar value of the benefit of premiums paid for split-dollar life insurance policies for 1996 (unrelated to term life insurance coverage) projected on an actuarial basis: R. P. Wollenberg, $26,816;
    R. E. Wertheimer, $19,351; D. L. Bowden, $4,644; D. C. Stibich, $11,202;
    and R. B. Arkell, $10,492.

Pension Plan
------------
The Company has a Pension Plan for its salaried and nonunion employees, including officers, which provides fixed benefits, computed on an actuarial basis, at retirement using a formula based on salary (cash remuneration), years of service and attained age at retirement. The Company anticipates that it will make no contribution for the Plan year ending December 31, 1996.

The following table sets forth estimated annual benefits payable under the Pension Plan upon normal retirement at age 65 to persons in specified remuneration (ending compensation) and years-of-service classifications indicated.


                                     Years of Service
          --------------------------------------------------------------------
Remuneration  15        20        25        30        35        40        45
          --------  --------  --------  --------  --------  --------  --------
$125,000  $ 27,938  $ 37,250  $ 46,563  $ 55,875  $ 65,188  $ 74,500  $ 83,813
 150,000    33,938    45,250    56,563    67,875    79,188    90,500   101,813
 175,000    39,938    53,250    66,563    79,875    93,188   106,500   119,813
 200,000    45,938    61,250    76,563    91,875   107,188   120,000   120,000
 225,000    51,938    69,250    86,563   103,875   120,000   120,000   120,000
 250,000    57,938    77,250    96,563   115,875   120,000   120,000   120,000
 300,000    69,938    93,250   116,563   120,000   120,000   120,000   120,000
 400,000    93,938   120,000   120,000   120,000   120,000   120,000   120,000
 450,000   105,938   120,000   120,000   120,000   120,000   120,000   120,000
 500,000   117,938   120,000   120,000   120,000   120,000   120,000   120,000

The participants' remuneration (ending compensation) covered by the Plan is one-fifth of the sum of the highest five calendar years of compensation out of the last ten years of service preceding retirement. The data in the table above was computed using 1.1% ending compensation times years of service, plus 0.5% ending compensation in excess of covered compensation, times the years of service (the covered compensation figure for 1996 is $27,500). However, retiring employees may receive, if greater than the above computation, annual benefits based on 1.1% of their ending compensation multiplied by the number of years of service. The annual benefits shown above reflect the benefit limit established by Internal Revenue Code Section 415. The annual benefit limit for 1996 is $120,000. The benefits payable are "single-life annuity" amounts and are not subject to offset for Social Security.

Compensation used in determining a participant's ending compensation consists of the employee's regular salary including any amounts deferred at the election of the employee and contributed to the Salaried Savings Plan and Trust With 401(k) Provisions and elective contributions made on behalf of an employee that are not included in gross income under Section 125. However, such compensation is limited by Internal Revenue Code Section 401(a)(17). The annual compensation limit for 1996 is $150,000. The compensation used for determining benefits of the named individuals in the Summary Compensation
Table is as follows:  R. P. Wollenberg - $150,000; R. E. Wertheimer - $150,000;
D. L. Bowden - $150,000; D. C. Stibich - $150,000; R. B. Arkell - $150,000.

The credited years of service for each of the individuals named in the Summary Compensation Table above are as follows: R. P. Wollenberg - 57.7 years; R. E. Wertheimer - 44.3 years; D. L. Bowden - 36.9 years; D. C. Stibich - 38.6 years; R. B. Arkell - 26.0 years.

Upon reaching age 70, R. P. Wollenberg was required to start receiving retirement benefits. His retirement benefit is $125,177 per year. R. E. Wertheimer began receiving retirement benefits in May 1993. His retirement benefit is $97,404 per year. D. C. Stibich began receiving retirement benefits in February 1996. His retirement benefit is $64,916 per year. R. B. Arkell began receiving retirement benefits in February 1996. His retirement benefit is $43,046 per year.

Executive Employment Contracts
------------------------------
Since January 1, 1989, the Company has entered into termination protection agreements (the "Contracts") with certain executive officers and other employees of the Company (the "Employee" or "Employees") whose yearly compensation exceeded $75,000 (presently a total of 17); additional contracts may be entered into with employees whose yearly compensation exceeds $100,000. The Contracts are designed to induce the Employees to remain in the employ of the Company and any successor by assuring benefits for three years following certain changes in control of the Company, if an Employee is terminated Without Cause or resigns for Good Reason. (As defined in the Contracts, "Cause" refers to an Employee's failure to perform duties after notice or willful misconduct; "Good Reason" relates to certain changes in an Employee's responsibilities, salary or job location; and "Without Cause" means termination of employment that is not for Cause or for disability.)

If an Employee is terminated by the Company Without Cause or if the Employee terminates employment for Good Reason and gives written notice to the Company, the Employee shall be entitled to the following benefits: (i) the lesser of the compensation which would have been payable had the Employee continued his or her employment throughout the three-year period of the Contract or three times the Employee's average annual income for services rendered to the Company for the five calendar years preceding the commencement of the Contract; (ii) all legal fees and expenses incurred by the Employee as a result of such termination of employment; (iii) all life insurance, medical, health, dental, accident and disability plans in which the Employee was entitled to participate immediately prior to the termination date shall be maintained in full force and effect until the earlier of the end of the three-year contract period or the Employee's commencement of full-time employment with a new employer; and (iv) a portion of the benefits the Employee would have been entitled to receive under the Employee's pension plan of the Company, determined as though he or she were vested and on the assumption that he or she remained an Employee of the Company until the earlier of the end of the Contract period or his or her death. The Contracts specify that the foregoing benefits shall be reduced to the extent of any compensation that the Employee receives from another source for services rendered during the remainder of the contract period.

The named executive officers with whom the Company has entered into Contracts are R. B. Arkell, D. L. Bowden and D. C. Stibich. Messrs. R. P. Wollenberg and R. E. Wertheimer advised the Company that they did not wish to enter into such Contracts.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------
R. P. Wollenberg, Chief Executive Officer; R. E. Wertheimer, Executive Vice President; and D. L. Bowden, Senior Vice President, served as members of the Executive Committee which performs the functions of the Compensation Committee. D. C. Stibich, Senior Vice President, served as alternate member.

Performance Graph
-----------------
The performance graph shown in the proxy statement compares the annual percentage change in the cumulative total shareholder return on the Common Stock with cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Paper & Forest Products Index, in each case assuming investment of $100 and reinvestment of dividends. The performance graph data is shown in tabular form below.

                          TOTAL SHAREHOLDER RETURN

                           Dividends Reinvested

                      Oct.     Oct.     Oct.     Oct.    Oct.     Oct.
Company/Index Name    1991     1992     1993     1994    1995     1996
------------------    ----     ----     ----     ----    ----     ----
Longview Fibre       $100      $130     $138     $133    $120     $149

S&P Paper & Forest    100       110      113      131     151      158

S&P 500 Index         100       110      126      131     166      206


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, all such Forms were filed on a timely basis.

                    SELECTION OF INDEPENDENT AUDITORS

The Board of Directors selected Price Waterhouse LLP in 1961 as the auditors of the Company for that year and they have been the Company's auditors for all succeeding fiscal years. As recommended by the Audit Committee, the Board of Directors approved Price Waterhouse LLP to continue as auditor for fiscal year 1997. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.


                               ANNUAL REPORT

The Company's Annual Report to Stockholders for the fiscal year ended October 31, 1996, is transmitted herewith. The Company will furnish without charge, upon the written request of any person who is a stockholder or a beneficial owner of Common Stock of the Company, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for its most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of the Company at the address set forth in the Notice of Annual Meeting immediately preceding this Proxy Statement.

                                OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. Management has not received any advance notice of business to be brought before the Annual Meeting by any shareholder as is required by the Company's Bylaws. The Bylaws of the Company require that advance notice of proposed business at an annual meeting must be submitted in writing and received by the Secretary of the Company not later than 90 days in advance of such meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.


                         SHAREHOLDER PROPOSALS FOR THE
                      1998 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at the 1998 annual meeting of shareholders must be received at the Company's executive offices by August 18, 1997, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. The Bylaws of the Company provide that advance notice of nominations for the election of directors or the proposal of business at an annual meeting must be submitted in writing and received by the Secretary not later than 90 days in advance of such meeting.


                         SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by directors, officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

                                       By Order of The Board of Directors


                                       L. J. Holbrook
                                       Senior Vice President-Finance,
                                       Secretary and Treasurer

Longview, Washington
December 16, 1996


                        LONGVIEW FIBRE COMPANY                         PR0XY
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard P. Wollenberg, Robert E. Wertheimer and David L. Bowden, and each of them, as attorneys and proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Longview Fibre Company which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 28, 1997, or any adjournments thereof. The undersigned directs that the proxy be voted as follows:

1.	ELECTION OF DIRECTORS:
____ FOR all nominees named                       ____ WITHHOLD AUTHORITY
    (except as indicated to                            to vote for all
     the contrary below).                              nominees named.

CLASS I Directors: David A. Wollenberg, David L. Bowden, Richard H. Wollenberg, Richard J. Parker

INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:

______________________________________________________________________________

2. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED ABOVE UNLESS OTHERWISE DIRECTED.

                       DATE AND SIGN ON REVERSE SIDE

(Continued from other side)

The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.


Dated __________

                                  SIGNING INSTRUCTION (IMPORTANT)
                          Please sign EXACTLY as name appears on this proxy. Persons signing in a representative capacity should give full title. If shares are registered in more than one name, ALL registered owners should sign.

                                             SHARES

                           __________________________________________________

                           __________________________________________________
                                    Signature of Shareholder(s)

                               PLEASE DATE, SIGN AND RETURN PROMPTLY